Exhibit 10.1

CORPORATE LOAN AGREEMENT

This Corporate Loan Agreement (“Agreement”) is made and entered into by and between Kilpatrick’s Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc., a Louisiana corporation (“Lender”), and International Star, Inc., a Nevada corporation (“Borrower”).  For the mutual covenants and promises herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged as received between the parties, the parties have agreed as follows:

1.
Lender hereby agrees to and does hereby lend to Borrower, and Borrower agrees to and does hereby borrow from Lender, a sum of up to Two Hundred Thousand U.S. Dollars ($200,000) principal amount (the “Total Credit Amount”), evidenced by a corporate promissory note, dated as of the date hereof (the “Note”), on the following terms and conditions (the “Credit”).

2.
Subject to the terms and conditions set forth herein, Borrower may borrow the funds as needed from a line of credit provided by Lender.  As such, Lender agrees to make loans (each a “Loan”) to Borrower from time to time prior to the Maturity Date (defined below) in such amounts as requested in writing by Borrower not to exceed in the aggregate the Total Credit Amount.  Borrower agrees to repay the aggregate amount of funds advanced pursuant to the Loans, as indicated by the records of Lender, together with any accrued and unpaid simple interest thereon payable in arrears (collectively, the “Total Principal and Interest”), on or before 120 days after the date hereof (the “Maturity Date”).  Simple interest shall accrue on each Loan beginning on the date of such Loan at the rate of ten percent (10%) per annum; provided, however, that such rate of interest shall increase to eighteen percent (18%) per annum, effective as of the Maturity Date, and such interest shall continue to accrue after the Maturity Date, for any principal amount not paid in full within five (5) days after the Maturity Date.  There is no penalty to Borrower if Borrower pays the Total Principal and Interest, or any portion thereof, prior to the Maturity Date.

3.
Payment of the Total Principal and Interest shall be made by Borrower, at Borrower’s election, in cash or shares of common stock of Borrower (“Common Stock”) or any combination of cash and Common Stock.  Any shares of Common Stock issued to Lender in satisfaction of the Credit shall be issued at a conversion rate per share (the “Conversion Rate”) equal to the closing price per share of the Common Stock as listed on a nationally recognized securities trading market on the earlier of the date of issuance or the Maturity Date.  If Borrower’s Common Stock is not publicly traded at such date, the Conversion Rate shall be equal to the closing price per share of the Common Stock as listed on a nationally recognized securities trading market on the final day of trading of the Common Stock prior to such date.

4.
The Note is assignable in whole or in part by Lender upon reasonable written notice to Borrower; provided that the assignee meets the criteria of an “accredited investor,” as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or Borrower otherwise provides written consent prior to such assignment.

5.
Borrower hereby represents and warrants to Lender that Borrower has all the authority necessary to enter into this Agreement, and the officer(s) signing this Agreement and the Note on behalf of Borrower have all of the necessary corporate authority to bind Borrower to the terms and conditions of performance recited herein.  Borrower further represents and warrants that any shares of Common Stock issued to Lender pursuant to this Agreement will be duly authorized, validly issued and non-assessable at the time of such issuance.

6.
Lender hereby represents and warrants to Borrower that Lender has all the authority necessary to enter into this Agreement, and the officer(s) signing this Agreement on behalf of Lender have all of the necessary corporate authority to bind Lender to the terms and conditions of performance recited herein.  Lender acknowledges that any shares of Common Stock issued to Lender pursuant to this Agreement will be issued by Borrower pursuant to an exemption from registration under the Act, and an exemption or exception from registration under the securities laws of the state in which the Lender then principally resides.  Lender further understands that such shares will be restricted and may not be sold by Lender without registration under the securities laws or an opinion of counsel satisfactory to Borrower that an exemption is available.

7.	Any notices called for herein shall be deemed delivered if deposited in the U.S. Mail, with first class postage prepaid and addressed as follows:

If to Borrower:  P.O. Box 7202, Shreveport, LA  71137
If to Lender:  P.O. Box 26, Shreveport, LA  71161

8.
This Agreement shall be construed, governed, and enforced in accordance with the laws of the State of Louisiana.  In the event of Borrower’s default, Lender shall be entitled to costs of collection to enforce the Note, including reasonable attorneys’ fees and court costs.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 1st day of December, 2008.

BORROWER:	LENDER:

INTERNATIONAL STAR, INC.	KILPATRICK’S ROSE-NEATH FUNERAL HOMES, CREMATORIUM AND CEMETERIES, INC.

/s/ Sterling M. Redfern	/s/ Virginia K. Shehee
Sterling M. Redfern, President	Virginia K. Shehee, President